UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2009

AXCESS MEDICAL IMAGING CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-52563	26-3161206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

551 North Cattleman Road, Suite 202,Sarasota, Florida  34232
(Address of principal executive offices) (zip code)

(941) 488-5791
 (Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2009, US Imaging Holding, LLC, a limited liability company organized under the laws of Nevada and a wholly owned subsidiary of Axcess Medical Imaging Corporation, a Delaware corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Diagnostic Imaging Resources, L.L.C. (“Diagnostic Imaging”), Morgan Medical Holdings, Inc., (“Morgan Medical” and, together with Diagnostic Imaging, the “Sellers”), Clearwater Resources, Inc., (“Clearwater”), Bradenton Resources, Inc. (“Bradenton”), MRI-South Umberton, Inc. (“MRI-South”), Morgan Medical Corporation (“Morgan”), Charlotte Resources, Inc. (“Charlotte”) and Jacksonville Resources, Inc. (“Jacksonville” and together with Clearwater, Bradenton, MRI-South, Morgan and Charlotte, the “Companies”).  Pursuant to the terms of the Purchase Agreement, Purchaser will acquire 100% of the issued and outstanding capital stock of the Companies in exchange for (i) $200,000 in cash (the “Cash Purchase Price”); and (ii) $3,770,000, which will be represented by debt incurred by the Companies (the “Assumed Debt” and together with the Cash Purchase Price, the “Purchase Price”).  In the event that the Assumed Debt at the Closing Date is in excess of $3,770,000, then the Cash Purchase Price shall be reduced by the amount that the Assumed Debt exceeds $3,770,000; provided, however, in no event shall the Assumed Debt be in excess of $3,970,000 as of the Closing Date.

On or prior to the Closing Date, Central Fort Myers Resources, Inc. (“Central Fort Myers”), LMR Imaging, a Florida general partnership (“LMR”) and Diagnostic Imaging shall enter into an Assignment Agreement whereby Central Fort Myers shall assign to Purchaser its interest in the Management Agreement entered into between Central Fort Myers and LMR, dated March 27, 1998 (the “Management Agreement”).  Notwithstanding this assignment, the parties have agreed that through June 30, 2009, Central Fort Myers will continue to provide billing and collection services for the Riverwalk Center (the “Riverwalk Services”) and in turn receive the monthly management fee.  The Purchaser, at its option, may purchase the Riverwalk Center pursuant to specific terms.

The closing of the Purchase Agreement is subject to the satisfaction of customary closing conditions including the release by Sellers of all potential liability associated with Sarasota Outpatient MRI & Diagnostic Center (the “Sarasota Center”), including, but not limited to, any liability to the landlord of the Sarasota Center.

The parties anticipate the close the transactions contemplated by the Purchase Agreement on or around April 10, 2009.  In the event the transactions contemplated by the Purchase Agreement have not closed before May 30, 2009, the Purchase Agreement shall be terminated unless otherwise agreed to by the parties.

The Companies, located throughout Florida, provide a wide range of imaging services and a broad range of modalities, including Magnetic Resonance Imaging (MRI), Computerized Tomography (CT), Ultrasound, and X-ray.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Stock Purchase Agreement, dated March 11, 2009, by and between US Imaging Holding, LLC, Diagnostic Imaging Resources, L.L.C., Morgan Medical Holdings, Inc., Clearwater Resources, Inc., Bradenton Resources, Inc., MRI-South Umberton, Inc., Morgan Medical Corporation, Charlotte Resources, Inc., and Jacksonville Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCESS MEDICAL IMAGING CORPORATION

Dated: March 12, 2009	By:	/s/ Stephen Miley
Stephen Miley, MD
Chief Executive Officer

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